            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated March 7, 2005, relating to the financial statement of Cohen & Steers Worldwide Realty Income Fund, Inc. as of February 18, 2005, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent registered public accounting firm" and "Counsel and Independent Registered Public Accounting Firm" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
May 13, 2005